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Exhibit 99.14

Frequently Asked Questions:
E2open Signs Definitive Agreement to Acquire BluJay Solutions

Who is BluJay?

o	BluJay is an industry leading SaaS platform focused on Logistics Execution and Customs Compliance
o

Their stated mission is to, “forge the modern supply chain of the future and save the world from traditional logistics. This is what we do. Together. Our solutions are essential to helping you improve efficiencies, minimize risk, and capitalize on opportunities for profitable growth.”

o	The company’s approach to harnessing the collective power of a collaborative network and data-driven insights. It is summarized as DNA – the blend of data, network, and applications
o	BluJay’s network consists of 50,000 carriers and supply chain partners across 7,500 customers in more than 100 countries.
o	The company is headquartered in United Kingdom (with US headquarters in Holland, MI) with about 1,300 employees and offices around the world.

What makes the combination of E2open and BluJay Solutions special?

o	A number of reasons:
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The product strategy for both companies is highly complementary. Together, E2open and BluJay will provide customers a strategic combination of supply chain planning and execution supported by a leading global trade network.

▪

Overall, from a product vision and strategy perspective, E2open’s architecture is perfectly aligned with BluJay’s DNA approach (“….the blend of data, network, and applications purpose-built for you to gain the edge …” ). In other words, it's still all about network, data, application, and collaborative user experience.

▪	In TMS, BluJay brings strength in capabilities and presence with its TMS for Shippers, TMS for LSP, TMS for Forwarders and Parcel solutions to

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E2open. This addition augments E2open’s market leading ocean booking, rates and global visibility solutions.
▪	E2open's Cloud Logistics TMS is mainly targeted at rapid implementations and will be augmented with BluJay's TMS Shipper solution targeting more complex operational needs.
▪

There is strong alignment with our Global Trade Management solutions. BluJay has a proven and established track record of delivering solutions that generate millions of customs declarations each year; whilst E2open brings a strong history of providing content data solutions to enable global trade.

▪

The combined entity has the potential to be a powerhouse with regards to global supply chain data. With BluJay's ground network, which manages about 17 million loads annually, combined with E2open's, market leading ocean network (representing 26% of all global bookings), the combined entity will deliver powerful data to our joint customer base.

▪

E2open’s industry leading multi-enterprise planning and collaboration capabilities to support upstream operations around manufacturing and supply as well as downstream activities across all channels will enable the combination to deliver even more differentiated Global Trade and Transportation solutions.

▪	There is strong geographic alignment between both companies. Our combined companies will be able to offer more products and services in more countries to our joint global customer base.
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Our growth and strong financial performance in recent years is a testament to our global talent. BluJay brings a similar track record, and they recognize the role great people play to be successful in our industry.

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When will the transaction close?

o	The current plan needs to go through a regulatory approval process and other steps which we estimate will take us into the third calendar quarter of Fiscal Year 2022.

What is the impact on our customers?

o

There will be no immediate impact to our customers. We will continue to do what we always do - focus on customer satisfaction and deliver value. We will continue building and delivering on our world class platform of solutions to ensure our customers can meet the challenges of today’s business environment.

What if I have more questions?

o

Please don’t hesitate to reach out to your client services or account management representative. He/she will likely not have all the answers right away as we are still in the regulatory approval process but will try to help in any way possible.

Additional Information

In connection with the proposed acquisition, E2open intends to file with the SEC a preliminary proxy statement, and after the preliminary proxy is declared effective, E2open will mail a definitive proxy statement relating to the proposed acquisition to its shareholders. This announcement does not contain all the information that should be considered concerning the proposed acquisition and is not intended to form the basis of any investment decision or any other decision in respect of the acquisition. E2open's shareholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto and the definitive proxy statement and other documents filed in connection with the proposed acquisition, as these materials will contain important information about BluJay and the acquisition. When available, the definitive proxy statement and other relevant materials for the proposed acquisition will be mailed to shareholders of E2open as of a record date to be established for voting on the proposed acquisition. Shareholders are able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: E2open, 9600 Great Hills Trail, Suite 300E, Austin, TX 78759.

Participants in the Solicitation

E2open and its directors and executive officers may be deemed participants in the solicitation of proxies from E2open’s shareholders with respect to the proposed acquisition. A list of the names of those directors and executive officers and a description of their interests in E2open is contained in its Annual Report on Form 10-K for the year ended February 28, 2021, which was filed with the SEC and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request to E2open, 9600 Great Hills Trail, Suite 300E, Austin, TX 78759. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed acquisition when available.

BluJay and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of E2open in connection with the proposed acquisition. A list of the names of such directors and executive officers and information regarding their interests in the proposed acquisition will be included in the preliminary proxy statement for the proposed acquisition.

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No Offer or Solicitation

This announcement is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of E2open or BluJay, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Safe Harbor Statement

Certain statements in this announcement are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this announcement are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this announcement. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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